Exhibit 99.1

LAZARD LTD REPORTS

THIRD-QUARTER AND NINE-MONTH 2021 RESULTS

Record operating revenue for the third quarter and first nine months of 2021	Record Financial Advisory third-quarter revenue; high levels of activity globally	Record average assets under management of $278 billion in third quarter

NEW YORK, October 29, 2021 – Lazard Ltd (NYSE: LAZ) today reported operating revenue1 of $702 million for the quarter ended September 30, 2021. Net income, as adjusted2, was $111 million, or $0.98 per share (diluted) for the quarter. On a U.S. GAAP basis, third-quarter 2021 net income was $107 million, or $0.94 per share (diluted).

For the first nine months of 2021, net income, as adjusted, was $358 million, or $3.13 per share (diluted). On a U.S. GAAP basis, net income for the first nine months was $318 million, or $2.78 per share (diluted).

“Record third-quarter and year-to-date operating revenue reflect continued strong performance across the firm globally,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We are well positioned with unprecedented advisory activity and a record level of average assets under management, and we continue to invest for growth across our businesses.”

($ in millions, except per share data and AUM)	Quarter Ended Sept. 30,			Nine Months Ended Sept. 30,
	2021	2020	%’21-’20	2021	2020	%’21-’20
Net Income
US GAAP	$107	$75	43%	$318	$213	49%
Per share, diluted	$0.94	$0.66	42%	$2.78	$1.88	48%
Adjusted[2]	$111	$76	46%	$358	$218	65%
Per share, diluted	$0.98	$0.67	46%	$3.13	$1.92	63%
Operating Revenue[1]
Total operating revenue	$702	$569	23%	$2,171	$1,675	30%
Financial Advisory	$381	$307	24%	$1,170	$895	31%
Asset Management	$311	$261	19%	$982	$775	27%
AUM ($ in billions)
Period End	$273	$228	20%
Average	$278	$226	23%	$272	$219	24%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation of U.S. GAAP to adjusted GAAP is on pages 13-14.

OPERATING REVENUE

Operating revenue1 was $702 million for the third quarter of 2021, and $2,171 million for the first nine months of 2021, both record levels, up 23% and 30% from the respective 2020 periods.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the third quarter of 2021, Financial Advisory operating revenue was a record $381 million, 24% higher than the third quarter of 2020.

For the first nine months of 2021, Financial Advisory operating revenue was a record $1,170 million, 31% higher than the first nine months of 2020.

During and since the third quarter of 2021, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Faurecia in its €6.7 billion combination with Hella GmbH & Co. KGaA; Macquarie Infrastructure Corporation’s $4.5 billion sale of Atlantic Aviation to KKR; Brown Brothers Harriman’s $3.5 billion sale of its Investor Services business to State Street; Quanta Services’ $2.7 billion acquisition of Blattner Energy; Sitel’s $2.2 billion acquisition of Sykes Enterprises; Rolls-Royce’s €1.8 billion sale of ITP Aero to a consortium led by Bain Capital; Southwest Gas’ $2.0 billion acquisition of Questar Pipeline from Dominion Energy; Vitrolife’s €1.25 billion acquisition of Igenomix; Daily Mail and General Trust’s £1.4 billion sale of RMS to Moody’s Corporation; St. Modwen Properties on its £1.56 billion recommended cash acquisition by Blackstone; DistroKid’s investment from Insight Partners, valuing the company at $1.3 billion; Saint-Gobain’s €1.0 billion acquisition of Chryso; Lincoln Financial’s reinsurance transaction with Resolution Life; Environmental Resources Management on OMERS and AIMCo’s sale of a majority stake in the company to KKR; APEX Clean Energy on the sale of a majority stake in the company to Ares; and Swinerton’s sale of its Renewable Energy Division & SOLV, Inc. to American Securities.

Lazard has one of the world’s preeminent restructuring practices. During and since the third quarter of 2021, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: Andrade Gutierrez; Assured Guaranty in connection with Puerto Rico’s restructuring; Basic Energy Services; Brazos Electric Power Cooperative; Cinepolis; Corp Grupo Banking S.A.; Grupo GICSA; Intelsat S.A.; NMC Health; Nordic Aviation Capital; Seadrill Limited; and Stoneway Capital.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of Lazard’s publicly announced Financial Advisory transactions, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the third quarter of 2021, Asset Management operating revenue was $311 million, 19% higher than the third quarter of 2020. For the first nine months of 2021, Asset Management operating revenue was a record $982 million, 27% higher than the first nine months of 2020.

For the third quarter of 2021, management fees and other revenue was $303 million, 18% higher than the third quarter of 2020, and 2% lower than the second quarter of 2021. For the first nine months of 2021, management fees and other revenue was $907 million, 18% higher than the first nine months of 2020.

Average assets under management (AUM) for the third quarter of 2021 was a record $278 billion, 23% higher than the third quarter of 2020, and 1% higher than the second quarter of 2021. Average AUM for the first nine months of 2021 was a record $272 billion, 24% higher than the first nine months of 2020.

AUM as of September 30, 2021, was $273 billion, up 20% from September 30, 2020, and down 2% from June 30, 2021. The sequential decrease was driven primarily by foreign exchange depreciation of $3.3 billion and net outflows of $2.3 billion, partially offset by market appreciation of $838 million.

For the third quarter of 2021, incentive fees were $7 million, compared to $3 million for the third quarter of 2020. For the first nine months of 2021, incentive fees were $75 million, compared to $6 million for the first nine months of 2020.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the third quarter of 2021, we accrued adjusted compensation and benefits expense1 at an adjusted compensation1 ratio of 59.5%, compared to the third-quarter 2020 ratio of 60%. This resulted in $417 million of adjusted compensation and benefits expense, compared to $341 million for the third quarter of 2020.

For the first nine months of 2021, adjusted compensation and benefits expense was $1,292 million, compared to $1,005 million for the first nine months of 2020.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the third quarter of 2021 was $117 million, 13% higher than the third quarter of 2020. The ratio of adjusted non-compensation expense to operating revenue1 for the third quarter of 2021 was 16.6%, compared to 18.1% for the third quarter of 2020.

Adjusted non-compensation expense for the first nine months of 2021 was $338 million, 7% higher than the first nine months of 2020. The ratio of adjusted non-compensation expense to operating revenue for the first nine months of 2021 was 15.6%, compared to 18.8% for the first nine months of 2020.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $37 million for the third quarter of 2021 and $127 million for the first nine months of 2021. The effective tax rate on the same basis was 25.1% for the third quarter and 26.2% for the first nine months of 2021, compared to 27.9% and 26.9% for the respective 2020 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the third quarter of 2021, Lazard returned $103 million to shareholders, which included: $49 million in dividends; $52 million in share repurchases of our Class A common stock; and $1.9 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first nine months of 2021, Lazard returned $501 million to shareholders, which included: $148 million in dividends; $286 million in share repurchases of our Class A common stock; and $68 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During the first nine months of 2021, we repurchased 6.5 million shares at an average price of $44.24 per share, which included 1.1 million shares repurchased in the third quarter at an average price of $46.01 per share. As of September 30, 2021, our remaining share repurchase authorization was $314 million.

On October 28, 2021, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on November 19, 2021, to stockholders of record on November 8, 2021.

Lazard’s financial position remains strong. As of September 30, 2021, our cash and cash equivalents were $1,185 million. Stockholders’ equity related to Lazard’s interests was $878 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on October 29, 2021, to discuss the company’s financial results for the third quarter and first nine months of 2021. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 367-2403 (toll-free, U.S. and Canada) or +1 (334) 777-6978 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on October 29, 2021, via the Lazard Investor Relations website, www.lazard.com, or by dialing 1 (888) 203-1112 (toll-free, U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is: 2407222.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 41 cities across 26 countries in North America, Europe, Asia, Australia, and Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Third-quarter and first-nine-months 2021 adjusted results1 exclude losses of $0.1 million and $23.6 million, respectively, associated with restructuring and closing of certain offices; pre-tax charges of $1.0 million and $3.6 million, respectively, relating to office space reorganization; and $1.1 million and $16.3 million, respectively, relating to expenses associated with restructuring and closing of certain offices. On a U.S. GAAP basis, these resulted in a net charge of $4.2 million, or $0.04 (diluted) per share, for the third quarter, and a net charge of $40.7 million, or $0.36 (diluted) per share, for the first nine months of 2021.

LAZ-EPE

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Total revenue	$737,807	$843,264	$598,022	(13%)	23%
Interest expense	(20,378)	(20,127)	(20,344)

Net revenue	717,429	823,137	577,678	(13%)	24%
Operating expenses:
Compensation and benefits	419,627	514,918	354,625	(19%)	18%
Occupancy and equipment	31,015	29,875	31,318
Marketing and business development	9,922	9,332	7,562
Technology and information services	37,559	35,774	33,457
Professional services	16,698	19,996	14,701
Fund administration and outsourced services	34,137	31,302	26,196
Amortization of intangible assets related to acquisitions	15	15	458
Other	13,497	15,664	4,681

Subtotal	142,843	141,958	118,373	1%	21%

Operating expenses	562,470	656,876	472,998	(14%)	19%

Operating income	154,959	166,261	104,680	(7%)	48%
Provision for income taxes	39,446	41,345	28,165	(5%)	40%

Net income	115,513	124,916	76,515	(8%)	51%
Net income attributable to noncontrolling interests	8,304	1,738	1,423

Net income attributable to Lazard Ltd	$107,209	$123,178	$75,092	(13%)	43%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	105,415,743	106,746,654	107,168,615	(1%)	(2%)
Diluted	112,994,037	113,603,478	113,181,564	(1%)	(0%)
Net income per share:
Basic	$1.00	$1.14	$0.69	(12%)	45%
Diluted	$0.94	$1.08	$0.66	(13%)	42%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2021	September 30, 2020	% Change
Total revenue	$2,260,975	$1,748,443	29%
Interest expense	(60,302)	(60,459)

Net revenue	2,200,673	1,687,984	30%
Operating expenses:
Compensation and benefits	1,336,091	1,025,948	30%
Occupancy and equipment	95,638	94,090
Marketing and business development	25,905	34,265
Technology and information services	107,003	97,444
Professional services	51,642	45,974
Fund administration and outsourced services	94,718	76,639
Amortization of intangible assets related to acquisitions	45	1,359
Other	34,121	27,623

Subtotal	409,072	377,394	8%

Operating expenses	1,745,163	1,403,342	24%

Operating income	455,510	284,642	60%
Provision for income taxes	124,255	76,720	62%

Net income	331,255	207,922	59%
Net income (loss) attributable to noncontrolling interests	13,568	(4,650)

Net income attributable to Lazard Ltd	$317,687	$212,572	49%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	106,484,652	106,711,547	(0%)
Diluted	114,139,936	112,929,830	1%
Net income per share:
Basic	$2.94	$1.96	50%
Diluted	$2.78	$1.88	48%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$1,184,772	$1,389,876
Deposits with banks and short-term investments	1,360,957	1,134,463
Restricted cash	615,297	44,488
Receivables	700,136	743,141
Investments	914,975	658,532
Goodwill and other intangible assets	379,847	384,071
Operating lease right-of-use assets	468,524	513,923
Deferred tax assets	480,533	538,448
Other assets	621,539	564,919

Total Assets	$6,726,580	$5,971,861

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,450,764	$1,201,150
Accrued compensation and benefits	711,779	734,544
Operating lease liabilities	554,900	606,963
Tax receivable agreement obligation	211,236	221,451
Senior debt	1,684,606	1,682,741
Other liabilities	560,581	525,579

Total liabilities	5,173,866	4,972,428
Commitments and contingencies
Redeemable noncontrolling interests	575,000	—
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,128
Additional paid-in capital	110,470	135,439
Retained earnings	1,402,191	1,295,386
Accumulated other comprehensive loss, net of tax	(246,534)	(238,368)

Subtotal	1,267,255	1,193,585
Class A common stock held by subsidiaries, at cost	(389,448)	(281,813)

Total Lazard Ltd stockholders’ equity	877,807	911,772
Noncontrolling interests	99,907	87,661

Total stockholders’ equity	977,714	999,433

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$6,726,580	$5,971,861

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	September 30, 2021	June 30, 2021	September 30, 2020	June 30, 2021	September 30, 2020
Revenues:
Financial Advisory	$381,295	$471,075	$306,977	(19%)	24%
Asset Management	310,566	343,453	261,047	(10%)	19%
Corporate	9,783	6,918	1,023	41%	N	M

Operating revenue (b)	$701,644	$821,446	$569,047	(15%)	23%

Expenses:
Adjusted compensation and benefits expense (c)	$417,479	$488,760	$341,428	(15%)	22%

Ratio of adjusted compensation to operating revenue	59.5%	59.5%	60.0%
Non-compensation expense (d)	$116,734	$118,830	$103,081	(2%)	13%

Ratio of non-compensation to operating revenue	16.6%	14.5%	18.1%
Earnings:
Earnings from operations (e)	$167,431	$213,856	$124,538	(22%)	34%

Operating margin (f)	23.9%	26.0%	21.9%
Adjusted net income (g)	$111,398	$145,798	$76,102	(24%)	46%

Diluted adjusted net income per share	$0.98	$1.28	$0.67	(23%)	46%

Diluted weighted average shares (h)	113,781,092	114,058,944	113,780,625	(0%)	0%
Effective tax rate (i)	25.1%	25.2%	27.9%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Nine Months Ended
($ in thousands, except per share data)	September 30, 2021	September 30, 2020	% Change
Revenues:
Financial Advisory	$1,169,670	$894,656	31%
Asset Management	981,933	775,346	27%
Corporate	19,349	4,770	N	M

Operating revenue (b)	$2,170,952	$1,674,772	30%

Expenses:
Adjusted compensation and benefits expense (c)	$1,291,717	$1,004,863	29%

Ratio of adjusted compensation to operating revenue	59.5%	60.0%
Non-compensation expense (d)	$338,044	$315,330	7%

Ratio of non-compensation to operating revenue	15.6%	18.8%
Earnings:
Earnings from operations (e)	$541,191	$354,579	53%

Operating margin (f)	24.9%	21.2%
Adjusted net income (g)	$358,417	$217,805	65%

Diluted adjusted net income per share	$3.13	$1.92	63%

Diluted weighted average shares (h)	114,565,986	113,261,923	1%
Effective tax rate (i)	26.2%	26.9%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	September 30, 2021	June 30, 2021	December 31, 2020	Qtr to Qtr	YTD
Equity:
Emerging Markets	$31,316	$32,363	$33,254	(3.2%)	(5.8%)
Global	58,348	61,874	56,246	(5.7%)	3.7%
Local	54,764	53,917	48,672	1.6%	12.5%
Multi-Regional	74,840	76,405	71,560	(2.0%)	4.6%

Total Equity	219,268	224,559	209,732	(2.4%)	4.5%
Fixed Income:
Emerging Markets	12,917	13,213	13,651	(2.2%)	(5.4%)
Global	14,469	14,617	11,962	(1.0%)	21.0%
Local	6,070	5,788	5,600	4.9%	8.4%
Multi-Regional	13,731	13,532	12,571	1.5%	9.2%

Total Fixed Income	47,187	47,150	43,784	0.1%	7.8%
Alternative Investments	3,934	3,529	2,748	11.5%	43.2%
Private Equity	1,288	1,343	1,420	(4.1%)	(9.3%)
Cash Management	895	797	958	12.3%	(6.6%)

Total AUM	$272,572	$277,378	$258,642	(1.7%)	5.4%

	Three Months Ended September 30			Nine Months Ended September 30,
	2021	2020		2021	2020
AUM—Beginning of Period	$277,378	$214,704		$258,642	$248,239
Net Flows	(2,331)	(201)		(4,838)	(11,082)
Market and foreign exchange appreciation (depreciation)	(2,475)	13,249		18,768	(9,405)

AUM—End of Period	$272,572	$227,752		$272,572	$227,752

Average AUM	$277,941	$226,046		$271,761	$218,652

% Change in average AUM	23.0%			24.3%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Nine Months Ended
($ in thousands, except per share data)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Operating Revenue
Net revenue—U.S. GAAP Basis	$717,429	$823,137	$577,678	$2,200,673	$1,687,984
Adjustments:
Revenue related to noncontrolling interests (j)	(11,994)	(5,754)	(4,042)	(24,109)	(3,443)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	1,368	(16,491)	(11,261)	(22,610)	(15,427)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(23,876)	(21,625)	(12,016)	(62,211)	(50,336)
Losses associated with restructuring and closing of certain offices (l)	51	23,579	—	23,630	—
Interest expense	18,666	18,600	18,688	55,579	55,994

Operating revenue, as adjusted (b)	$701,644	$821,446	$569,047	$2,170,952	$1,674,772

Compensation and Benefits Expense
Compensation and benefits expense—U.S. GAAP Basis	$419,627	$514,918	$354,625	$1,336,091	$1,025,948
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	1,368	(16,491)	(11,261)	(22,610)	(15,427)
Expenses associated with restructuring and closing of certain offices (m)	(1,012)	(7,287)	—	(14,922)	—
Compensation related to noncontrolling interests (j)	(2,504)	(2,380)	(1,936)	(6,842)	(5,658)

Compensation and benefits expense, as adjusted (c)	$417,479	$488,760	$341,428	$1,291,717	$1,004,863

Non-Compensation Expense
Non-compensation expense—Subtotal—U.S. GAAP Basis	$142,843	$141,958	$118,373	$409,072	$377,394
Adjustments:
Expenses related to office space reorganization (n)	(991)	(1,237)	(2,311)	(3,644)	(8,462)
Distribution fees, reimbursable deal costs, bad debt expense and other (k)	(23,876)	(21,625)	(12,016)	(62,211)	(50,336)
Amortization of intangible assets related to acquisitions	(15)	(15)	(458)	(45)	(1,359)
Income (expenses) associated with restructuring and closing of certain offices (m)	(39)	1,586	—	(1,424)	—
Non-compensation expense related to noncontrolling interests (j)	(1,188)	(1,837)	(507)	(3,704)	(1,907)

Non-compensation expense, as adjusted (d)	$116,734	$118,830	$103,081	$338,044	$315,330

Pre-Tax Income and Earnings From Operations
Operating Income—U.S. GAAP Basis	$154,959	$166,261	$104,680	$455,510	$284,642
Adjustments:
Losses associated with restructuring and closing of certain offices (l)	51	23,579	—	23,630	—
Expenses related to office space reorganization (n)	991	1,237	2,311	3,644	8,462
Expenses associated with restructuring and closing of certain offices (m)	1,051	5,701	—	16,346	—
Net (income) loss related to noncontrolling interests (j)	(8,304)	(1,738)	(1,423)	(13,568)	4,650

Pre-tax income, as adjusted	148,748	195,040	105,568	485,562	297,754
Interest expense	18,666	18,600	18,688	55,579	55,994
Amortization of intangible assets related to acquisitions and other	17	216	282	50	831

Earnings from operations, as adjusted (e)	$167,431	$213,856	$124,538	$541,191	$354,579

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd—U.S. GAAP Basis	$107,209	$123,178	$75,092	$317,687	$212,572
Adjustments:
Losses associated with restructuring and closing of certain offices (l)	51	23,579	—	23,630	—
Expenses related to office space reorganization (n)	991	1,237	2,311	3,644	8,462
Expenses associated with restructuring and closing of certain offices (m)	1,051	5,701	—	16,346	—
Tax expense (benefit) allocated to adjustments	2,096	(7,897)	(1,301)	(2,890)	(3,229)

Net income, as adjusted (g)	$111,398	$145,798	$76,102	$358,417	$217,805

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding—U.S. GAAP Basis	112,994,037	113,603,478	113,181,564	114,139,936	112,929,830
Adjustment: participating securities including profits interest participation rights	787,055	455,466	599,061	426,050	332,093

Diluted Weighted Average Shares Outstanding, as adjusted (h)	113,781,092	114,058,944	113,780,625	114,565,986	113,261,923
Diluted net income per share:
U.S. GAAP Basis	$0.94	$1.08	$0.66	$2.78	$1.88
Non-GAAP Basis, as adjusted	$0.98	$1.28	$0.67	$3.13	$1.92

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited)

	Three Months Ended			Nine Months Ended
($ in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Non-compensation expense—U.S. GAAP Basis:
Occupancy and equipment	$31,015	$29,875	$31,318	$95,638	$94,090
Marketing and business development	9,922	9,332	7,562	25,905	34,265
Technology and information services	37,559	35,774	33,457	107,003	97,444
Professional services	16,698	19,996	14,701	51,642	45,974
Fund administration and outsourced services	34,137	31,302	26,196	94,718	76,639
Amortization of intangible assets related to acquisitions	15	15	458	45	1,359
Other	13,497	15,664	4,681	34,121	27,623

Non-compensation expense—Subtotal—U.S. GAAP Basis	$142,843	$141,958	$118,373	$409,072	$377,394

Non-compensation expense—Adjustments:
Occupancy and equipment (j) (m) (n)	($1,106)	$788	($2,278)	($4,503)	($8,459)
Marketing and business development (j) (k) (m)	(1,261)	(1,247)	(185)	(2,713)	(3,631)
Technology and information services (j) (k) (m)	(72)	(88)	(169)	(174)	(771)
Professional services (j) (k) (m) (n)	(1,143)	(2,054)	(2,269)	(4,658)	(5,705)
Fund administration and outsourced services (j) (k)	(19,669)	(16,826)	(13,593)	(51,765)	(35,842)
Amortization of intangible assets related to acquisitions	(15)	(15)	(458)	(45)	(1,359)
Other (j) (k) (m) (n)	(2,843)	(3,686)	3,660	(7,170)	(6,297)

Subtotal Non-compensation adjustments	($26,109)	($23,128)	($15,292)	($71,028)	($62,064)

Non-compensation expense, as adjusted:
Occupancy and equipment	$29,909	$30,663	$29,040	$91,135	$85,631
Marketing and business development	8,661	8,085	7,377	23,192	30,634
Technology and information services	37,487	35,686	33,288	106,829	96,673
Professional services	15,555	17,942	12,432	46,984	40,269
Fund administration and outsourced services	14,468	14,476	12,603	42,953	40,797
Amortization of intangible assets related to acquisitions	—	—	—	—	—
Other	10,654	11,978	8,341	26,951	21,326

Non-compensation expense, as adjusted (d)	$116,734	$118,830	$103,081	$338,044	$315,330

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)   Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides a meaningful and useful basis for comparison of its operating results across periods.

(b)   A non-GAAP measure which excludes (i) revenue related to noncontrolling interests (see (j) below), (ii) (gains) losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iv) for the three and nine month periods ended September 30, 2021 and for the three month period ending June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), and (v) interest expense primarily related to corporate financing activities.

(c)   A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, (ii) for the three and nine month periods ended September 30, 2021 and for the three month period ended June 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), and (iii) compensation and benefits related to noncontrolling interests (see (j) below).

(d)   A non-GAAP measure which excludes (i) expenses related to office space reorganization (see (n) below), (ii) expenses related to distribution fees, reimbursable deal costs in accordance with the revenue recognition guidance, bad debt expense, and other (see (k) below), (iii) amortization of intangible assets related to acquisitions, (iv) for the three and nine month periods ended September 30, 2021 and for the three month period ended June 30, 2021, income (expenses) associated with restructuring and closing of certain offices (see (m) below), and (v) expenses related to noncontrolling interests (see (j) below).

(e)   A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2021 and for the three month period ended June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), (ii) expenses related to office space reorganization (see (n) below), (iii) for the three and nine month periods ended September 30, 2021 and for the three month period ended June 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), (iv) net revenue and expenses related to noncontrolling interests (see (j) below), (v) interest expense primarily related to corporate financing activities, and (iv) amortization of intangible assets related to acquisitions.

(f) Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)   A non-GAAP measure which excludes (i) for the three and nine month periods ended September 30, 2021 and for the three month period ended June 30, 2021, losses associated with restructuring and closing of certain offices (see (l) below), (ii) expenses related to office space reorganization (see (n) below), and (iii) for the three and nine month periods ended September 30, 2021 and for the three month period ended June 30, 2021, expenses associated with restructuring and closing of certain offices (see (m) below), net of tax expense (benefits).

(h)   A non-GAAP measure which includes units of the long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our common stock. Certain profits interest participation rights and other participating securities may be excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i) Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $37,350, $49,242, and $29,466 for the three month periods ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively, $127,145 and $79,949 for the nine month periods ended September 30, 2021 and 2020 and the denominator of which is pre-tax income of $148,748, $195,040 and $105,568 for the three month periods ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively, $485,562 and $297,754 for the nine month periods ended September 30, 2021 and 2020.

(j) Noncontrolling interests include revenue and expenses principally related to Edgewater, ESC Funds and a Special Purpose Acquisition Company.

(k)   Represents certain distribution, introducer and management fees paid to third parties and reimbursable deal costs for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(l) Represents losses related to the reclassification of currency translation adjustments to earnings from accumulated other comprehensive loss associated with restructuring and closing of certain of our offices.

(m) Expenses associated with restructuring and closing of certain offices.
(n) Represents incremental rent expense, building depreciation, impairment losses, and legal fees related to office space reorganization.
NM Not meaningful